Exhibit 10.1

SECOND AMENDMENT TO

SECURED CONVERTIBLE FACILITY AGREEMENT

This Second Amendment to Secured Convertible Facility Agreement (this “Amendment”) by and between AgeX Therapeutics Inc., a Delaware corporation (“Borrower”) and Juvenescence Limited, an Isle of Man company (“Lender”) is effective as of November 12th, 2020 (“Effective Date”).

WHEREAS, Borrower and Lender, entered into a Secured Convertible Facility Agreement, dated March 30, 2020, as amended by the First Amendment to the Secured Convertible Facility Agreement, dated July 21, 2020 (“First Amendment”, and collectively, the “Loan Agreement”);

WHEREAS, the parties discovered a scrivener’s error in Section 2(e) of the First Amendment, which amends Section 8.3 of the Loan Agreement, and enter into this Amendment to correct the scrivener’s error.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

2. Amendments to the Loan Agreement. The second sentence of Clause 8.3 of the Loan Agreement is hereby amended to read as follows: “Only Shares issuable upon the conversion of a Drawdown Amount with a Drawdown Market Price that is higher than the conversion price as determined under Clause 8.1, shall be aggregated for the purposes of determining the applicability of the 19.9% Cap limitations as set forth in this Clause 8.3.

3. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Loan Agreement and the other Facility Documents are and shall remain in full force and effect and are hereby ratified and confirmed by Borrower and Lender. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Loan Agreement or the other Facility Documents.

4. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and the Guarantors, and each of their respective successors and assigns.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of England and Wales.

6. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows.]

Second Amendment to Secured Convertible Facility Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Lender:

AgeX Therapeutics Inc., a Delaware corporation		Juvenescence Limited, an Isle of Man company

By:	/s/ Michael E. West	By:	/s/ Gregory Bailey
	Michael D. West, President and CEO		Gregory Bailey, Authorized Signatory

By	: /s/ Andrea Park
Andrea Park, Chief Financial Officer

Signature Page

Second Amendment to Secured Convertible Facility Agreement